Exhibit 99.1

American Financial Group Announces

Agreement to Sell New York Assets

Cincinnati, Ohio - August 14, 2006 - American Financial Group, Inc. (NYSE/NASDAQ: AFG) today announced that it has reached an agreement to sell certain of its New York real estate assets. The sale is expected to close late in the third quarter or in the fourth quarter of 2006, subject to customary conditions. AFG expects to record an after-tax gain of approximately $29 million ($.36 per share) after transaction costs.

Through the operations of the Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of retirement annuities and supplemental insurance products.

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning the completion of the transaction, the amount of gain to be realized and transaction costs to be incurred. Actual results could differ materially from those expected by AFG.

Contact:	Anne N. Watson	Web Sites:	www.afginc.com
	Vice President-Investor Relations		www.GreatAmericanInsurance.com
(513) 579-6652